Exhibit 99.1

Preliminary Copy NovaStar Financial, Inc.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on June 22, 2011.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A The Board recommends you give your CONSENT to the Series C Offer and the Series D Exchange and recommends a vote FOR the listed proposals.

		Consent	Consent Withheld			Abstain			+
CONSENT TO THE SERIES C OFFER AND SERIES D EXCHANGE		☐		☐		☐

PROPOSALS
		For	Against	Abstain			For	Against	Abstain
1.	TO APPROVE AN AMENDMENT TO THE CHARTER TO ELIMINATE THE 8.90% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK OF THE COMPANY, PAR VALUE $0.01 PER SHARE, AND THE APPLICABLE ARTICLES SUPPLEMENTARY	☐	☐	☐	5.
TO APPROVE CERTAIN TECHNICAL AMENDMENTS TO THE CHARTER IN CONNECTION WITH THE FOREGOING PROPOSALS, AND TO REMOVE PROVISIONS PREVIOUSLY REQUIRED BY THE COMPANY’S FORMER STATUS AS A REAL ESTATE INVESTMENT TRUST
							☐	☐	☐
		For	Against	Abstain
4.	TO APPROVE AN AMENDMENT TO THE CHARTER TO PRESERVE THE COMPANY’S NET OPERATING LOSS CARRYFORWARDS	☐	☐	☐	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

B Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting.
☐
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign and date this Proxy below and return in the enclosed envelope. Please sign exactly as the name appears on the stock certificate. If shares are registered in two names, both stockholders should sign this Proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■

01BRYB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Revocable Proxy — NovaStar Financial, Inc.

2114 Central Street, Suite 600
Kansas City, MO 64108
For Special Meeting of Stockholders — June 23, 2011
This Proxy is solicited on behalf of the Board of Directors
The undersigned holder of the 8.90% Series C Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), of NovaStar Financial, Inc. (the“Company”) hereby appoints Rodney E. Schwatken or Brett A. Monger, and each of them, as attorneys and proxies, with full power of substitution to each,to vote all shares of Series C Preferred Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Hyatt Regency Crown Center Hotel, 2345 McGee Street, Kansas City, MO 64108 on June 23, 2011 at 10:00 a.m. Central Time,and at any and all postponements or adjournments thereof.
This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the three proposals. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting. At the present time the board of directors knows of no other business to be presented at the meeting.
(Continued and to be signed on other side.)